VALUATION ANALYSIS                                          MARKET AMERICA, INC.
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(See Pages 4 and 5 for multiple analysis)                                PAGE 1


PUBLIC MARKET ANALYSIS:


                                       Twelve Months Ended                                              Twelve Months Ended
                                   APRIL 2001   JANUARY 30, 2002                                    APRIL 2001   JANUARY 30, 2002
                                   ----------   ----------------                                    ----------   ----------------
Trailing EBITDA                  $  25,865,993    $  30,231,926     Stockholder's equity          $  76,100,087     $  91,153,723
Enterprise value/EBITDA multiple           7.2              7.2     Price/book multiple                     2.6               2.6
ENTERPRISE VALUE                 $ 186,386,067    $ 217,846,258     EQUITY VALUE                  $ 198,091,333     $ 237,276,502
Less:  debt                          1,953,414        1,968,076     WEIGHTED AVERAGE SHARES:         19,420,000        19,420,000
Plus:  cash & sec.                  66,813,164       77,452,118     PRICE PER SHARE:              $       10.20     $       12.22
                                 -------------    -------------
EQUITY VALUE                     $ 251,245,817    $ 293,330,300
Weighted average shares:            19,420,000       19,420,000     EBITDA                        $  25,865,993     $  30,231,926
Price per share:                 $       12.94    $       15.10     Price/EBITDA multiple                   8.1               8.1
                                                                    EQUITY VALUE                  $ 209,658,211     $ 245,046,518
                                                                    WEIGHTED AVERAGE SHARES:         19,420,000        19,420,000
Trailing net income              $  20,212,394    $  21,681,664     PRICE PER SHARE:              $       10.80     $       12.62
Price/earnings multiple                   14.5             14.5
                                 -------------    -------------
IMPLIED VALUE OF COMPANY         $ 292,881,859    $ 314,171,892     COMPARABLE ACQUISITION ANALYSIS:
WEIGHTED AVERAGE SHARES:            19,420,000       19,420,000
PRICE PER SHARE:                 $       15.08    $       16.18                                         Twelve Months Ended
                                                                                                    APRIL 2001   JANUARY 30, 2002
                                                                                                    ----------   ----------------
Trailing net revenues            $ 138,513,706    $ 152,188,122     Trailing net revenues         $ 138,513,706     $ 152,188,122
Price/revenue multiple                     0.6              0.6     TIC/revenue multiple                   1.06              1.06
                                 -------------    -------------                                   -------------     -------------
IMPLIED VALUE OF COMPANY         $  83,825,643    $  92,101,118     IMPLIED VALUE OF COMPANY      $ 147,101,556     $ 161,623,786
WEIGHTED AVERAGE SHARES:            19,420,000       19,420,000     WEIGHTED AVERAGE SHARES:         19,420,000        19,420,000
PRICE PER SHARE:                 $        4.32    $        4.74     PRICE PER SHARE:              $        7.57     $        8.32


VALUATION ANALYSIS - CONTINUED                              MARKET AMERICA, INC.
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                                                                          PAGE 2


NET PRESENT VALUE ANALYSIS:

                                                                   YEAR ENDED APRIL 30,
                                             2002           2003           2004           2005           2006

Net income                               $ 19,328,362   $ 21,164,417   $ 23,624,033   $ 26,243,512   $ 29,026,592
                                                                                                     $ 420,601,450  Terminal Value
                                         $ 19,328,362   $ 21,164,417   $ 23,624,033   $ 26,243,512   $449,628,042

EBIT * (1-t)                             $ 17,719,077   $ 19,100,816   $ 21,060,511   $ 23,108,648   $ 25,255,241
Depreciation                                1,218,549      1,412,991      1,612,991      1,812,991      2,012,991
Capital expenditures                       (4,713,335)    (1,000,000)    (1,000,000)    (1,000,000)    (1,000,000)
Change in non-cash work. cap.                 204,271       (501,832)       549,032        563,923        606,688
                                         -------------------------------------------------------------------------
   Free Cash Flow                        $ 14,428,561   $ 19,011,975   $ 22,222,535   $ 24,485,563   $ 26,874,921
                                                                                                     $297,035,326   Terminal Value
                                         $ 14,428,561   $ 19,011,975   $ 22,222,535   $ 24,485,563   $323,910,246


Terminal multiple                                      7.2x trailing EBITDA                      14.5x trailing net income
Discount rate:                                                15.13%                                       15.13%

Net present enterprise value                            $215,508,045       NET PRESENT EQUITY VALUE: $285,458,658
Less:  debt                                                1,953,414
Plus:  cash                                               66,813,164
                                                        ------------
IMPLIED EQUITY VALUE:                                   $280,367,795

WEIGHTED AVERAGE SHARES:                                  19,420,000                                   19,420,000
PRICE PER SHARE:                                        $      14.44                                 $      14.70


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VALUATION ANALYSIS - CONTINUED                              MARKET AMERICA, INC.
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                                                                          PAGE 3


RANGE OF POST-MONEY COMPANY VALUES:

                                                                                  WEIGHTED
                                                       VALUE       WEIGHTING      AVERAGE
                                                       -----       ---------      -------
COMPARABLE ACQUISITION METHOD
   Trailing net revenues                             $    7.95       30.0%        $   2.38

PUBLIC MARKET METHOD
   Enterprise Value/trailing EBITDA                  $   14.02       10.0%        $   1.40
   Price/trailing net income                         $   15.63       10.0%        $   1.56
   Price/trailing net revenues                       $    4.53       10.0%        $   0.45
   Price/Stockholder's equity                        $   11.21       10.0%        $   1.12
   Price/trailing EBITDA                             $   11.71       10.0%        $   1.17
                                                    ----------
                                           AVERAGE:  $   11.42

NET PRESENT VALUE METHOD
   FCF                                               $   14.44        5.0%        $   0.72
   Net income                                        $   14.70       10.0%        $   1.47
                                                    ----------
                                           AVERAGE:  $   14.57

STOCK BUY-BACK METHOD                                $    4.18        5.0%        $   0.21
                                                                                  --------

                                                     -------------------------------------
                                                     WEIGHTED AVERAGE VALUATION:  $  10.50
                                                     -------------------------------------

MULTIPLE ANALYSIS                                           MARKET AMERICA, INC.
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                                                                          PAGE 4


                                        MARKET     ENTERPRISE      TRAILING TWELVE MONTH (IN MIL)  PRICE TO TRAILING TWELVE MONTHS
PUBLIC COMPARABLES:                   CAP. (MIL)   VALUE (MIL)      SALES   EBITDA   NET INCOME      SALES   EBITDA   NET INCOME
                                      ----------   -----------      -----   ------   ----------      -----   ------   ----------
Advantage Marketing Sys (AMM)               12.8          13.0        28.4     1.1          0.0        0.4     11.2      1,504.6
Herbalife Intl. (HERBA)                    617.3         426.7     1,020.0    86.8         42.6        0.6      7.1         14.5
Mannatech (MTEX)                            79.6          70.0       128.7    (0.0)        (3.7)       0.6       nm           nm
Nature's Sunshine Products (NATR)          168.7         138.9       318.7    30.7         16.7        0.5      5.5         10.1
Nu Skin (NUS)                              988.8         986.6       885.6   103.9         50.3        1.1      9.5         19.7
Reliv International (RELV)                  18.0          22.7        52.9     1.8          0.3        0.3     10.1         58.5
Tupperware Corp. (TUP)                   1,425.9       1,849.9     1,110.0   156.7         61.5        1.3      9.1         23.2
Usana Health Sciences (USNA)                18.5          28.2       114.3     8.3          2.2        0.2      2.2          8.4
                                      -------------------------------------------------------------------------------------------
                             AVERAGE:   $  416.2      $  442.0    $  457.3  $ 48.7       $ 21.2        0.6      7.8        234.1
                              MEDIAN:   $  124.1      $  104.4    $  223.7  $ 19.5       $  9.4        0.6      9.1         19.7

50%+ Insider Ownership:      AVERAGE:   $   18.3      $   25.4    $   83.6  $  5.0       $  1.3        0.3      6.2         33.5
                              MEDIAN:   $   18.3      $   25.4    $   83.6  $  5.0       $  1.3        0.3      6.2         33.5

                                        EXCLUDING AMM (ALL) AND RELV (NET INCOME MULT.)   AVERAGE:     0.7      7.3         15.2
                                                                                                   ------------------------------
                                                                                           MEDIAN:     0.6      8.1         14.5
                                                                                                   ------------------------------

Market America (MARK.OB)                $  153.3      $   77.8    $  152.2  $ 30.2       $ 21.7        1.0      5.1          7.1


SOURCE:  MARKET GUIDE, MULTEX INVESTOR; PRICES AS OF 4/12/02; TUP BALANCE SHEET DATA FROM 9/30/01

MULTIPLE ANALYSIS                                           MARKET AMERICA, INC.
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                                                                          PAGE 5


                                      Enterprise Value to                                            % OWNED BY    TTM      TTM
                                     Trailing Twelve Months  Price/ Rev. 5-Year EPS 5-Year    TTM   Insiders and  EBITDA  Net Profit
                                  Sales  EBITDA  Net Income   Book    Growth      Growth      ROE   5%+ Holders   Margin   Margin
                                  -----  ------  ----------   ----    ------      ------      ---   -----------   ------   ------

Advantage Marketing Sys (AMM)       0.5  11.4       1,534.5    1.2        42.8%       0.5%    0.9%         25.0%    4.0%    0.0%
Herbalife Intl. (HERBA)             0.4   4.9          10.0    2.3        10.1%      -0.9%   17.7%         40.0%    8.5%    4.2%
Mannatech (MTEX)                    0.5    nm            nm    5.0         8.3%         nm  -21.5%         47.0%    0.0%   -2.8%
Nature's Sunshine Products (NATR)   0.4   4.5           8.3    1.8         5.1%       2.9%   18.5%         50.0%    9.6%    5.2%
Nu Skin (NUS)                       1.1   9.5          19.6    2.6         3.1%     -10.1%   13.7%         44.0%   11.7%    5.7%
Reliv International (RELV)          0.4  12.7          73.6    3.1         5.4%     -26.2%    5.5%         54.0%    3.4%    0.6%
Tupperware Corp. (TUP)              1.7  11.8          30.1   11.2        -4.0%     -17.4%   50.1%         35.0%   14.1%    5.5%
Usana Health Sciences (USNA)        0.2   3.4          12.8    1.3        38.1%       7.8%   16.3%         53.0%    7.3%    1.9%
                                  -----------------------------------------------------------------------------------------------
                          AVERAGE:  0.7   8.3         241.3    3.6        13.6%      -6.2%   12.6%         43.5%    7.3%    2.5%
                           MEDIAN:  0.4   9.5          19.6    2.5         6.9%      -0.9%   15.0%         45.5%    7.9%    3.1%

50%+ Insider Ownership:   AVERAGE:  0.3   8.1          43.2    2.2        21.7%      -9.2%   10.9%         53.5%    5.3%    1.3%
                           MEDIAN:  0.3   8.1          43.2    2.2        21.7%      -9.2%   10.9%         53.5%    5.3%    1.3%

                                    0.7   7.8          16.2    3.9
                                       -------             --------
                                    0.4   7.2          12.8    2.6
                                       -------             --------

Market America (MARK.OB)            0.5   2.6           3.6    1.7        26.7%      32.2%   26.7%         83.0%   19.9%   14.2%


SOURCE:  MARKET GUIDE, MULTEX INVESTOR; PRICES AS OF 4/12/02


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ANALYSIS OF HERBALIFE TRANSACTION                           MARKET AMERICA, INC.
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(IN MILLIONS, EXCEPT PER SHARE DATA)                                      PAGE 6


                     TRAILING TWELVE MONTH:                          TIC/TRAILING TWELVE MONTH:       TIC/
   TIC          Sales        EBITDA     Net Income   Book Value     Sales    EBITDA   Net Income   Book Value    Class A    Class B
   ---          -----        ------     ----------   ----------     -----    ------   ----------   ----------    -------    -------
$   685.00    $ 1,020.0    $    86.8    $    42.6    $   260.9       0.67      7.89        16.08         2.63      26.7%      35.4%

                                                                                                                   Price Prior to
                                                                                                                    Announcement
                             MARKET AMERICA TTM FINANCIALS       $ 152.2   $  30.2      $  21.7      $  91.2     $  4.31    $  4.31
                                              EQUITY VALUE       $ 102.2   $ 238.5      $ 348.7      $ 239.3
                                                    SHARES          19.42     19.42        19.42        19.42
                                           PER SHARE VALUE       $   5.26  $  12.28     $  17.96     $  12.32    $  5.46    $  5.84

                                                               ------------------------------------------------------
                                                                 $  11.96  Average of first four per share values
                                                                 $  12.30  Median of first four per share values
                                                               ------------------------------------------------------

                                                               ------------------------------------------------------
                                                                 $   5.65  Average of purchase price premiums
                                                               ------------------------------------------------------